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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-05873, 33-76120, 333-05959, 333-76122, 333-05957, 333-18935, 333-18883,
333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757, 333-60365,
333-91995, 333-84751, 333-40914, 333-48116 and 333-60862 on Forms S-8 and
Registration Statement Nos. 33-94532, 333-09109, 333-50775, 333-50777 and
333-53351 on Forms S-3 of Spherion Corporation of our report dated February 5, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in method of accounting for derivative instruments to conform to Statement of Financial Accounting Standards No. 133 described in Note 1 and the change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 described in Notes 1 and 5), appearing in this Annual Report on Form 10-K of Spherion Corporation for the year ended December 27, 2002.




/s/ Deloitte & Touche LLP

Fort Lauderdale, Florida
March 12, 2003